NON-COMPETITION AGREEMENT

THIS NON-COMPETION AGREEMENT is made effective as of the 25th day of September, 2011.

BETWEEN:

VIKING INVESTMENTS GROUP LLC, (“VIKING”)
incorporated under the laws of Nevis and St. Kitts
Hamilton Development, Unit B, Charleston
Nevis, West Indies

AND:
SINOCUBATE, INC. (“SINOCUBATE”)
Kerry Centre, 1515 Nanjing West Road, suite 1002
Shanghai, P.R. China 200040

WHEREAS, VIKING is in the business of providing consultant services to business entities in the Peoples Republic of China (the “PRC”) related to their endeavors to obtain financing and becoming publicly listed companies in the United States,

WHEREAS, VIKING owes salary to some of its staff for work performed that will benefit SinoCubate in China.  to the benefit of by Tom Simeo for the period September 1, 2008 to August 31, 2011, US $15,000 per month, totaling US $540,000.

WHEREAS, SINOCUBATE has entered into a business model, which up to a certain degree competes with VIKING,

NOW THEREFORE, SINOCUBATE and VIKING hereby agree to a non-competition agreement as follows:

1.	Non-Competition.

As of the signing of this Agreement, VIKING will cease all its operations in China and transfer all rights, title and interest related to its business in China to SINOCUBATE and its wholly owned subsidiary, Viking Investments Group LLC (Nevada).

2.	Assume debt obligations to staff.

SINOCUBATE will assume VIKING’s total debt obligations owed to its staff members in the Shanghai office as follows:

Creditor	Amount owed	Amount of shares to be issued
Tom Simeo	$540,000	2,160,000
Fengying Zhong	50,930	203,720
Lili Jin	18,863	75,453
Howard Lee	5,738	22,950
Total	615,513	2,462,123

SinoCubate will satisfy its obligations by issuing shares of common stock to be registered pursuant to a S-8 registration statement with the Securities and Exchange Commission no later than September 30, 2011.  In determining the fair value of the shares and the number of shares to be issued, the parties used the official bid price for the last 30 days, being US $0.25 per share as published by http://www.google.com/finance, attached hereto as Exhibit “A”.

3.	Miscellaneous.

The parties agree, without the need for any additional consideration, to execute such other and further instruments, documents and agreements and to perform such other acts as may be reasonably required to effectuate the purposes of this Non-Competition Agreement.

4.	Governing Law, Dispute Resolution and Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the state of New York without giving effect without giving effect to the conflicts of laws principles thereof.  All disputes, controversies or claims (“Disputes”) arising out of or relating to this Agreement shall in the first instance be the subject of a meeting between a representative of each party who has decision making authority with respect to the matter in question.  Should the meeting either not take place or no result in a resolution of the Dispute within twenty (20) business days following notice of the Dispute to the other party, then the Dispute shall be resolved in a binding arbitration proceeding to be held in the City and state of New York, United States of America in accordance with the international rules of the American Arbitration Association.  The parties agree that a panel of three arbitrators shall be required.  Any award of the arbitrators shall be deemed confidential information for a period of five years.  The arbitrators may award attorney’s fees and other arbitration related expenses to the prevailing party in their sole discretion.

5.	Entire Agreement.

This Agreement represents the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior representations, discussions, understandings and agreements. This Agreement, nor any provisions hereof may be amended, waived modified or discharged except an agreement in writing signed by both Parties.

[SIGNATURES APPEARS ON THE NEXT PAGE]

SINOCUBATE, INC.

/________________________/
By:  Tom Simeo                                                                Date: September 26, 2011
Chairman

VIKING INVESTMENTS GROUP LLC

/________________________/
By: Elle Zhong                                                                Date: September 26, 2011
Director